UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2022

KENILWORTH SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

New York	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Broad Street, Suite 2826, New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 308-1364

185 Willis Avenue, Mineola, NY 11501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2022, Dan Snyder resigned as a Director of the Company, effective immediately. Mr. Snyder did not provide the Registrant with any correspondence concerning his resignation, and Mr. Snyder was provided with a copy of this disclosure.

Prior to the acceptance of Mr. Snyder’s resignation, the Board appointed Neil Kleinman as a Director and as President/CEO of the Company. Mr. Kleinman is an experienced public company officer with demonstrated leadership abilities directing efforts in sales and operations, corporate development, corporate governance, and overseeing financial activities. His extensive experience conducting analytical process for merger or acquisition candidates, capital formation and financings of all types will support the Company’s continuing business operations.

Mr. Kleinman is expected to leverage his experience in accounting, finance, capital markets, data management and enterprise IT solutions as the Company expands its operations.

Item 9.01 Financial Statements and Exhibits.

17.1	Resignation of Officer and Director
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: January 11, 2022	By:	/s/ Neil Kleinman
	Name:	NEIL KLEINMAN
	Title:	President and Chief Executive Officer

3